EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-147540, 333-165888 and 333-167624) and Form S-3 (No. 333-181533) of MSCI Inc. of our report dated February 27, 2015, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers, LLP

New York, New York

February 27, 2015